EXHIBIT 31.2
RULE 13a-14(a) / 15d-14(a) CERTIFICATION
I, Daniel D. Viren, certify that:
1.	I have reviewed this Amendment No. 1 to Quarterly Report on Form 10-Q/A of R. G. Barry Corporation for the quarterly period ended April 1, 2006; and
2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: August 18, 2006	/s/ Daniel D. Viren

Printed Name: Daniel D. Viren
Title: Senior Vice President – Finance, Chief Financial Officer and Secretary
(Principal Financial Officer)